Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

H.J. HEINZ HOLDING CORPORATION

(a Delaware corporation, hereinafter called the “Corporation”)

Effective as of June 7, 2013

ARTICLE I

OFFICES AND RECORDS

Section 1.1 Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, New Castle County. The name of the Corporation’s registered agent at such address shall be Corporation Service Company. The registered office or registered agent of the Corporation may be changed from time to time by action of the board of directors of the Corporation (the “Board of Directors” and each member thereof, a “director”).

Section 1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 1.3 Books and Records.

(a) The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

(b) The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws, as may be amended to date, minute books, accounting books and other records.

(c) Any such records maintained by the Corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record. The Corporation shall so convert any records so kept upon the request of any person or entity entitled to inspect such records pursuant to the provisions of the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (as so amended and/or restated, and including any instrument of designation of any series of preferred stock of the Corporation, the “Certificate of Incorporation”), these bylaws or applicable law.

ARTICLE II

STOCKHOLDERS

Section 2.1 Place of Meetings. Meetings of stockholders of the Corporation shall be held at any place, either within or without the State of Delaware, as designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders of the Corporation shall not be held at any place, but may instead be held solely by means of remote communication. In the absence of notice to the contrary meetings of the stockholders of the Corporation shall be held at the principal office of the Corporation.

Section 2.2 Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such place, if any, and/or by the means of remote communication, and time as may be fixed by resolution of the Board of Directors from time to time. At the annual meeting of the stockholders of the Corporation, directors shall be elected and any other business may be transacted which is properly brought before the annual meeting in accordance with the procedures set forth in Section 2.14 of these bylaws. Failure to hold any annual meeting as aforesaid shall not constitute, be deemed to be or otherwise effect a forfeiture or dissolution of the Corporation nor shall such failure affect otherwise valid corporate acts.

Section 2.3 Special Meetings. Special meetings of the stockholders of the Corporation may be called for any purpose only as provided in the Certificate of Incorporation or that certain Shareholders’ Agreement dated as of June 7, 2013, among the Corporation and certain of its stockholders (as amended from time to time, the “Shareholders’ Agreement”). If the Certificate of Incorporation shall not set forth provisions governing the right to call special meetings, then, except as otherwise required by law and subject to the Shareholders’ Agreement and the rights of the holders of the Preferred Stock, special meetings of stockholders of the Corporation may be called at any time and from time to time only by (a) the Board of Directors, or (b) by the holders of thirty five percent (35%) of the total voting power of all the shares of the Corporation entitled to vote generally in the election of directors; provided that, with respect to this clause (b) and without limiting the rights of stockholders to act by written consent in accordance with the Certificate of Incorporation, these bylaws and the Shareholders’ Agreement, the date upon which any such proposed special meeting is to be held is not less than six (6) months from the date of the last occurring annual meeting of the stockholders of the Corporation. Special Meetings of the stockholders of the Corporation may not be called by any person, group or entity other than those specifically enumerated in this Section 2.3. Special meetings of the stockholders of the Corporation may be held at such time and place, if any, and/or by means of remote communication, as shall be stated in a notice of meeting (or in a duly executed waiver of notice thereof) delivered by the Board of Directors. Following the date, if any, on which Sections 2.14 and 2.15 become effective, advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation, or any class or series of thereof, shall be given in the manner provided in such sections of these bylaws. No business may be transacted at any special meeting of the stockholders of the Corporation other than the business specified in the notice of such meeting.

Section 2.4 Chairman of the Meeting; Conduct of Meetings; Inspection of Elections.

(a) Meetings of stockholders of the Corporation shall be presided over by the chairman of the meeting, who shall be the Chairman of the Board of Directors or, in the absence thereof and if a majority of the total number of directors then in office so determines, the Chief Executive Officer or any other officer of the Corporation elected by the Board of Directors.

(b) The secretary of any meeting of the stockholders of the Corporation shall be the Secretary or Assistant Secretary of the Corporation, or in the absence thereof, such person as the chairman of the meeting appoints. The secretary of the meeting shall keep the minutes thereof.

(c) Subject to any rules and regulations for the conduct of meetings of stockholders of the Corporation established by the Board of Directors, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such chairman, are necessary, appropriate or convenient (and not inconsistent with the Certificate of Incorporation, the Shareholders’ Agreement or these bylaws) for the proper conduct of the meeting, including, without limitation, establishing an agenda of business of the meeting, recognizing stockholders entitled to speak, calling for the necessary reports, stating questions and putting them to a vote, calling for nominations, announcing the results of voting, establishing rules or regulations to maintain order, imposing restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the stockholders of the Corporation will vote at a meeting (and shall announce such at the meeting).

(d) The Board of Directors shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at a meeting of stockholders of the Corporation and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders of the Corporation, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have such other duties as may be prescribed by law.

Section 2.5 Notice.

(a) Whenever stockholders of the Corporation are required or permitted to take any action at a meeting (whether special or annual), written notice stating the place (if any), date, and time of the meeting, the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of special meetings, the purpose or purposes of such meeting, shall be given to each stockholder of the Corporation entitled to vote at such meeting not fewer than ten (10) nor more than sixty (60) days before the date of the meeting except as otherwise required by law. In the case of an annual meeting, the notice need not state the purpose or purposes of the meeting unless the Certificate of Incorporation or the Delaware General Corporation Law, as amended (the “DGCL”) requires the purpose or purposes to be stated in the notice of the meeting.

(b) All such notices shall be delivered in writing or by a form of electronic transmission if receipt thereof has been consented to by the stockholder to whom the notice is given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If given by facsimile telecommunication, such notice shall be deemed to be delivered when directed to a number at which the stockholder has consented to receive notice by facsimile. Subject to the limitations of Section 2.6 of these bylaws, if given by electronic transmission, such notice shall be deemed to be delivered: (i) by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (x) such posting and (y) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary of the Corporation, the transfer agent of the Corporation or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) Whenever notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver thereof, signed by the stockholder entitled to notice, or a waiver by electronic transmission by the person or entity entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders of the Corporation need be specified in any waiver of notice of such meeting.

(d) Attendance of a stockholder of the Corporation at a meeting of such stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

(e) Whenever notice is required to be given under the DGCL, the Certificate of Incorporation or these bylaws to any stockholder with whom communication is unlawful, the giving of such notice to such stockholder shall not be required, and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such stockholder. Any action or meeting which shall be taken or held without notice to any such stockholder with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. Notwithstanding the other provisions of this Section 2.5, no notice of a meeting of the stockholders of the Corporation need be given to any stockholder if: (1) an annual report and proxy statement for two consecutive annual meetings of stockholders, or (2) all, and at least two, checks and payment of dividends or interest on securities during a twelve-month period have been sent by first-class, United States mail, addressed to the stockholder at his or her address as it appears on the share transfer books of the Corporation, and returned undeliverable. In that event, the obligation of the Corporation to give notice of a stockholders meeting to any such stockholder shall be reinstated once the Corporation has received a new address for such stockholder for entry on its share transfer books.

Section 2.6 Notice by Electronic Delivery. Without limiting the manner by which notice otherwise may be given effectively to stockholders of the Corporation pursuant to the DGCL, the Certificate of Incorporation or these bylaws, any notice to stockholders of the Corporation given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder of the Corporation to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to Secretary of the Corporation. Any such consent shall be deemed revoked if: (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices of meetings or of other business given by the Corporation in accordance with such consent; and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these bylaws, except as otherwise limited by applicable law, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 2.7 Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least ten (10) days before every meeting of the stockholders of the Corporation (or such shorter time as exists between the applicable record date and the meeting), a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of (and any form of electronic transmission consented to by) each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder of the Corporation for any purpose germane to the meeting for a period of at least ten (10) days (or such shorter time as exists between the applicable record date and the meeting) prior to the meeting: (i) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of the meeting; and/or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Any such stockholder list is prima facie evidence of the identity of stockholders entitled to examine such list or to vote at a meeting of the stockholders of the Corporation. Refusal or failure to prepare or make available the stockholder list shall not affect the validity of any action taken at a meeting of stockholders of the Corporation.

Section 2.8 Quorum. Except as otherwise provided by law or by the Certificate of Incorporation or the Shareholders’ Agreement, the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders of the Corporation. If a quorum is not present, the chairman of the meeting or the holders of a majority of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another place, if any, date and time. When a quorum is once present to commence a meeting of the stockholders of the Corporation, it is not broken by the subsequent withdrawal of any stockholders or their proxies.

Section 2.9 Adjournment and Postponement of Meetings.

(a) Any meeting of the stockholders, whether or not a quorum is present, may be adjourned by the holders of a majority of the voting shares represented at the meeting to be reconvened at a specific date, time, place (if any) and/or by means of remote communication (if any). At any properly adjourned meeting of the stockholders of the Corporation, the Corporation may transact any business which might have been transacted at the original meeting.

(b) Any previously scheduled meeting of the stockholders of the Corporation may be postponed, and (unless contrary to applicable law or the Certificate of Incorporation) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon proper notice to the stockholders or, following such time, if any, as the Corporation’s common stock is listed for trading on either the Nasdaq Stock Market or the New York Stock Exchange, upon public announcement given prior to the date previously scheduled for such meeting of stockholders.

(c) For purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 2.10 Vote Required. When a quorum is present, the affirmative vote of a majority of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders of the Corporation, unless the question is one upon which, by express provisions of the DGCL, the Certificate of Incorporation, the Shareholders’ Agreement or these bylaws, a different vote is required or provided for (including, without limitation, the vote required pursuant to Section 3.3 or Section 8.1 of these bylaws and the vote required by Section 2 of the Shareholders’ Agreement), in which case such express provision shall govern and control the decision of such question. Where a separate vote by class or series is required or provided for, when a quorum is present, the affirmative vote of a majority of the shares of capital stock of the Corporation of such class or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class or series of stockholders, unless the question is one upon which, by express provisions of the DGCL, the Certificate of Incorporation, the Shareholders’ Agreement or these bylaws, a different vote is required or provided for (including, without limitation, the vote required pursuant to Section 3.3 or Section 8.1 of these bylaws and the vote required by Section 8 of Article Five of the Certificate of Incorporation), in which case such express provision shall govern and control the decision of such question.

Section 2.11 Voting Rights. Except as otherwise provided by the express provisions of the DGCL, each stockholder of the Corporation shall be entitled to that number of votes for each share of capital stock (including preferred stock) of the Corporation held by such stockholder as set forth in the Certificate of Incorporation.

Section 2.12 Proxies. Each stockholder entitled to vote at a meeting of stockholders of the Corporation may authorize another person or entity to act for such stockholder by proxy in such manner as proscribed under the DGCL, but no such proxy shall be voted or acted upon after eleven (11) months from its date unless such proxy expressly provides for a longer period (such as the periods of duration specified for proxies included in the Shareholders’ Agreement). At each meeting of the stockholders of the Corporation, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary of the Corporation or a person designated by the Secretary of the Corporation, and no shares may be represented or voted under a proxy that has been found (in the reasonable determination of the Secretary or such designee) to be invalid or irregular, provided that proxies included in the Shareholders’ Agreement are affirmed as valid and shall not be subject to any such examination or process. Reference by the Secretary in the minutes of the meeting to the regularity of a proxy, and the voting of any proxy included in the Shareholders’ Agreement, shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at such meeting and for all other purposes. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the applicable provisions of the DGCL and, without limiting the foregoing, a duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power (such as the proxies included in the Shareholders’ Agreement). A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

Section 2.13 Record Date.

(a) In order that the Corporation may determine the stockholders of the Corporation entitled to (i) notice of, or to vote at, any meeting of stockholders or any adjournment thereof, (ii) receive any other notice, (iii) receive payment of any dividend or other distribution or allotment of any rights, or (iv) exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date of such determination, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be (x) in the case of a record date for a meeting of the stockholders of the Corporation, more than sixty (60) nor less than ten (10) days before the date of such meeting, or (y) in the case of a record date for any other such action, more than sixty (60) days prior to such action, in either case unless otherwise required pursuant to the Certificate of Incorporation or the express provisions of the DGCL.

(b) The record date for determining stockholders entitled to demand a special meeting shall be the close of business on the date the first stockholder delivers its demand to the corporation with respect to such meeting. If no prior action is required by the Board of Directors pursuant to the DGCL, the record date for determining stockholders entitled to take action by written consent without a meeting shall be the close of business on the date the first signed written consent with respect to the action in question is delivered to the Corporation, but if prior written action is required by the Board of Directors pursuant to the DGCL, such record date shall be the close of business on the date on which the Board of Directors adopts the resolution taking such prior action unless the Board of Directors otherwise fixes a record date.

(c) If the Board does not fix a record date in accordance with these bylaws, unless otherwise required pursuant to the Certificate of Incorporation or the express provisions of the DGCL, then the record date for determining stockholders of the Corporation (i) entitled to notice of, or to vote at, a meeting of stockholders shall be the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, the close of business on the day immediately preceding the day on which the meeting is held, and (ii) for any other purpose not specified in subsection (b) of this Section 2.13, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(d) A determination of stockholders of record of the Corporation entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.14 Advance Notice of Stockholder Business. Following such time, if any, as the Corporation’s common stock is listed for trading on either the Nasdaq Stock Market or the New York Stock Exchange, and except as otherwise provided in the Shareholders’ Agreement or the Certificate of Incorporation or required by applicable law:

(a) Only such business shall be conducted before a meeting of the stockholders of the Corporation as shall have been properly brought before such meeting. To be properly brought before an annual or special meeting of the stockholders of the Corporation, business must be: (i) with respect to any annual meeting, (A) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors; (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (C) otherwise properly brought before the meeting by any stockholder (1) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.14 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (2) who complies with the notice procedures set forth in this Section 2.14; and (ii) with respect to any special meeting, specified in the notice of meeting (or any supplement or amendment thereto) given to the stockholders of the Corporation by the Board of Directors pursuant to and in accordance with Section 2.3.

(b) For such business to be considered properly brought before the meeting by a stockholder of the Corporation, such stockholder must, in addition to any other applicable requirements, have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely with respect to any annual meeting, a stockholder’s notice to the Secretary of the Corporation must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive office of the Corporation no fewer than ninety (90) nor more than one hundred twenty (120) days prior to the first (1st) anniversary of the immediately preceding annual meeting of the stockholders of the Corporation; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever occurs first. In no event shall the public announcement of an adjournment or postponement of an announced meeting commence a new time period (or extend any time period) for the giving of a stockholders notice as provided in this Section 2.14.

(c) To be in proper written form, a stockholder’s notice to the Secretary of the Corporation must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class or series and number of shares of capital stock of the Corporation which are directly or indirectly (including through any derivative arrangement) owned (1) beneficially and (2) of record by such stockholder and by such beneficial owner, (C) a description of all arrangements or understandings between such stockholder or such beneficial owner and any other person or entity (including, without limitation, their names) in connection with the ownership of the capital stock of the Corporation and the proposal of such business by such stockholder and such beneficial owner, and any material interest (financial or otherwise) of such stockholder or such beneficial owner in such business, and (D) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to approve the proposal; and (iii) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice. As used herein, shares “beneficially owned” by a person (and phrases of similar import) shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, including, without limitation, shares which are beneficially owned, directly or indirectly, by any other person with which such person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of the capital stock of the Corporation.

(d) The chairman of a meeting of the stockholders of the Corporation shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Section 2.14. If such chairman determines that such proposal was not properly brought before the meeting in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the proposal was not properly brought before the meeting and the business of such proposal shall not be transacted.

(e) This provision shall not prevent the consideration and approval or disapproval at any annual meeting of reports of officers, directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

(f) In addition, notwithstanding anything in this Section 2.14 to the contrary, a stockholder of the Corporation intending to nominate one or more persons for election as a director at an annual or special meeting of stockholders must comply with Section 2.15 of these bylaws for such nomination to be properly brought before such meeting.

(g) For purposes of this Section 2.14, any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within ninety (90) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no business may be brought before any such reconvened meeting unless pursuant to a notice of such business which was timely for the meeting on the date originally scheduled.

(h) Notwithstanding the foregoing, nothing in this Section 2.14 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of the Corporation.

Section 2.15 Advance Notice of Director Nominations. Following such time, if any, as the Corporation’s common stock is listed for trading on either the Nasdaq Stock Market or the New York Stock Exchange, and except as otherwise provided in the Shareholders’ Agreement or the Certificate of Incorporation or required by applicable law:

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation.

(b) Nominations of persons for election to the Board of Directors shall be made only at an annual or special meeting of stockholders of the Corporation called for the purpose of electing directors and must be (i) specified in the notice of meeting (or any supplement or amendment thereto) and (ii) made by (A) the Board of Directors (or at the direction thereof) or (B) made by any stockholder of the Corporation (1) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.15 and on the record date for the determination of stockholders entitled to vote at such meeting and (2) who complies with the notice procedures set forth in this Section 2.15.

(c) In addition to any other applicable requirements, for a nomination to be made by a stockholder of the Corporation, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive office of the Corporation: (i) in the case of an annual meeting of the stockholders of the Corporation, no fewer than ninety (90) nor more than one hundred twenty (120) days prior to the first (1st) anniversary of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever occurs first, and (ii) in the case of a special meeting of stockholders of the Corporation called for the purpose of electing directors, not less than sixty (60) days prior to the meeting; provided, however, that in the event that less than seventy (70) days notice of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice or public announcement of the date of the meeting was mailed or made (as applicable). Notwithstanding anything to the contrary in the immediately preceding sentence, in the event that the number of directors to be elected to the Board of Directors is increased, a stockholder’s notice required by this Section 2.15 shall also be considered timely, but only with respect to nominees for any new positions created by such increase and only if otherwise timely notice of nomination for all other directorships was delivered by such stockholder in accordance with the requirements of the immediately preceding sentence, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which notice to the stockholders of the Corporation was given or public announcement was made by the Corporation naming all of the nominees for director or specifying the size of the increase in the number of directors to serve on the Board of Directors, even if such tenth (10th) day shall be later than the date for which a nomination would otherwise have been required to be delivered to be timely. In no event shall the public announcement of an adjournment or postponement of an announced meeting commence a new time period (or extend any time period) for the giving of a stockholders notice as provided in this Section 2.15.

(d) To be in proper written form, a stockholder’s notice to the Secretary of the Corporation pursuant to this Section 2.15 must set forth (i) as to each person whom the stockholder of the Corporation proposes to nominate for election as a director, (A) the name, age, business address, and residence address of such person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are directly or indirectly (including through any derivative arrangement) owned beneficially or of record by the person and (D) any other information relating to the person that is required to be disclosed in a proxy statement or other filing required to be made in connection with a solicitation of proxies for an election of directors pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the director nomination is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner; (B) the class or series and number of shares of capital stock of the Corporation which are owned (1) beneficially and (2) of record by such stockholder and by such beneficial owner, (C) a description of all arrangements or understandings between such stockholder or such beneficial owner and any other person or entity (including, without limitation, their names) in connection with the ownership of the capital stock of the Corporation and the nomination of such nominee(s), and any material interest of such stockholder or such beneficial owner in such nomination(s), (D) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees, (E) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (F) any other information relating to such stockholder or such beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with a solicitation of proxies for an election of directors pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. The Corporation may require any nominee to furnish such other information (which may include meeting to discuss the information) as may reasonably be required by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation.

(e) If the chairman of a meeting of the stockholders of the Corporation determines that a nomination was not made in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 2.16 Stockholder Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, only if a consent or consents, in writing setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such consent(s) shall be delivered to the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof. Any such written consent(s) may be signed by such stockholders in counterparts.

ARTICLE III

DIRECTORS

Section 3.1 General Powers. Except for the corporate power and authority of a Redemption Offering Board (as defined and provided for in the Certificate of Incorporation), all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. In addition to the powers and authority expressly conferred upon it by these bylaws, subject to the corporate power and authority of a Redemption Offering Board, the Board of Directors shall exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by any legal agreement among stockholders of the Corporation, by the Certificate of Incorporation, or by these bylaws directed or required to be exercised or done by the stockholders of the Corporation. A Redemption Offering Board shall have the full power and authority of the Board of Directors with respect to Redemption Offering Matters (as defined in the Certificate of Incorporation).

Section 3.2 Number, Election and Term of Office.

(a) Subject to the Certificate of Incorporation, the total number of directors constituting the entire Board of Directors of the Corporation shall initially be established at six (6) directors. Thereafter, the number of directors shall be established from time to time in accordance with the provisions of the Shareholders’ Agreement or after termination of the Shareholders’ Agreement by resolution of the Board of Directors. Directors of the Corporation need not be stockholders of the Corporation. The directors shall be elected at the annual meeting of stockholders for one-year terms, and shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

(b) Except as provided in Section 3.5 of these bylaws, other than for those directors who may be elected by the holders of any class or series of preferred stock of the Corporation as set forth in the Certificate of Incorporation, a plurality of the votes cast at any annual meeting of stockholders of the Corporation or any special meeting of the stockholders of the Corporation properly called for the purpose of electing directors shall elect directors of the Corporation. Except as otherwise set forth in the Certificate of Incorporation, no stockholder of the Corporation shall be entitled to cumulate votes on behalf of any candidate at any election of directors of the Corporation.

(c) All elections of directors of the Corporation shall be by written ballot, unless otherwise provided in the Certificate of Incorporation, the Shareholders’ Agreement or authorized by the Board of Directors from time to time. If authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission; provided, however, that any such electronic transmission must be either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized.

Section 3.3 Removal. Subject to the provisions of the Shareholders’ Agreement, and except as set forth in the Certificate of Incorporation, any director or the entire Board of Directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 3.4 Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

Section 3.5 Vacancies and Newly Created Directorships. Except as otherwise provided by the Certificate of Incorporation of the Corporation or any amendments thereto, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority the Board of Directors then in office, though less than a quorum, or by a sole remaining director, subject to any requirements set forth in the Shareholders’ Agreement that requires certain stockholders to designate a person to fill such vacancy. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

Section 3.6 Chairman of the Board of Directors. The Chairman of the Board, if one shall have been elected, shall be a member of the board, an officer of the Corporation, and, if present, shall preside at each meeting of the Board of Directors or stockholders. He or she shall advise the Chief Executive Officer, and in the Chief Executive Officer’s absence, other officers of the Corporation, and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

Section 3.7 Meetings. Meetings of the Board of Directors may be held at such dates, times and places (if any) and/or by means of remote communication (if any) as shall be determined from time to time by the Board of Directors or as may be specified in a notice regarding a meeting of the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation or not less than one third (1/3) of the members of the Board of Directors and shall be called by the President or the Secretary if directed by the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation or not less than one third (1/3) of the members of the Board of Directors. The directors may hold their meetings at the principal office of the Corporation or at such other place or places, either in the State of Delaware or elsewhere, as they may from time to time determine.

Section 3.8 Conduct of Meetings.

(a) Meetings of the Board of Directors shall be presided over by the chairman of the meeting, who shall be the Chairman of the Board of Directors or, upon the determination of a majority of the Board of Directors for any particular meeting, the Chief Executive Officer (if he or she shall be a director of the Corporation) or, in the absence thereof, such director as a majority of the directors present at such meeting shall appoint.

(b) The secretary of any meeting of the Board of Directors shall be the Secretary or Assistant Secretary of the Corporation, or in the absence thereof, such person as the chairman of the meeting appoints. The secretary of the meeting shall keep the minutes thereof.

Section 3.9 Notice. Except as otherwise provided in the Shareholders’ Agreement or the Certificate of Incorporation:

(a) Meetings of the Board of Directors shall be preceded by at least one (1) business day’s notice of the purpose for which such meeting is called and the date, time and place (if any) and/or means of remote communication (if any). Any notice of a special or regular meeting of the Board of Directors shall be given to each director orally (either in person or by telephone), in writing (either by hand delivery, mail, courier or facsimile), or by electronic or other means of remote communication, in each case, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records. If the notice is:

(i) delivered personally by hand, by courier, or orally by telephone or otherwise, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least one (1) business day before the time of the holding of the meeting. If the notice is sent by United States mail or courier service, it shall be deposited in the United States mail or with the courier at least three (3) business days before the time of the holding of the meeting.

(b) Whenever notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation, the Shareholders’ Agreement or these bylaws, a written waiver thereof, signed by the director entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

(c) Attendance of a director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when the director attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such director shall be conclusively presumed to have assented to any action taken at any such meeting unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action. Participation by means of remote communication, including, without limitation, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, shall constitute attendance in person at the meeting.

Section 3.10 Quorum and Adjournment. Except as otherwise provided by the Certificate of Incorporation or the Shareholders’ Agreement, (i) a majority of the total number of directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business at all meetings of the Board of Directors; (ii) if a quorum is not present, the Chairman of the Board of Directors, or a majority of the directors present at the meeting, may, subject to the applicable terms of the Shareholders’ Agreement, adjourn the meeting to another date, time and place (if any) and/or means of remote communications (if any); (iii) at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 3.11 Vote Required. Subject to the Certificate of Incorporation, the Shareholders’ Agreement (including Section 2 thereof, pursuant to which, except as specified therein, a majority vote of the total number of directors then in office, including, subject to the ownership requirements specified in such Section 2, at least one Berkshire Director and at least one 3G Director (as such terms are defined in the Shareholders’ Agreement), is required for any action requiring approval of the Board of Directors) and the rights, if any, of those directors who may be elected by the holders of any class or series of preferred stock of the Corporation as set forth in the Certificate of Incorporation, and except as otherwise provided in these bylaws, the act by affirmative vote of a majority of the directors present at a meeting of the Board of Directors at which there is a quorum shall be an act of the Board of Directors.

Section 3.12 Minutes. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the secretary, the Chairman of the Board of Directors may appoint any other person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

Section 3.13 Board Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or the Shareholders’ Agreement, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors, or such committee, entitled to vote thereon consent thereto in writing or by electronic transmission, and the writing(s) or electronic transmission(s) reasonably describe the action taken and are filed with the minutes of proceedings of the Board of Directors.

Section 3.14 Committees. Except as otherwise provided in the Shareholders’ Agreement:

(a) A majority of the total number of directors then in office may by resolution create one or more committees (and thereafter, by resolution of such a majority of directors, dissolve any such committee). Each such committee shall consist of one or more of the directors of the Corporation who serve at the pleasure of the Board of Directors. Committee members may be removed, with or without cause, at anytime by resolution of the Board of Directors and may resign from a committee at any time upon written notice to the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(b) Each committee of the Board of Directors shall keep minutes of its meetings and shall report its proceedings to the Board of Directors when requested or required by the Board of Directors.

(c) Meetings and actions of committees of the Board of Directors shall be governed by, and held and taken in accordance with, the provisions of Section 3.7, Section 3.8, Section 3.9, Section 3.10, Section 3.11 and Section 3.13 of these bylaws, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its directors and, if there shall be a chairman of the committee, the Chairman of the Board of Directors for the chairman of the committee; provided, however, that: (i) the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; (ii) special meetings of committees may also be called by resolution of the Board of Directors; and (iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt other rules for the government of any committee not inconsistent with the provisions of these bylaws. Each committee of the Board of Directors may fix its own other rules of procedure not inconsistent with the provisions of these bylaws or the rules of such committee adopted by the Board of Directors and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee or as provided in these bylaws.

Section 3.15 Inspection by Directors. In addition to, and without limiting the powers of, the Board of Directors under the Certificate of Incorporation, the Shareholders’ Agreement, these bylaws or applicable law, any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director.

Section 3.16 Director Conflicts of Interest. No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, affiliate, or entity in which one or more of its directors are directors or officers or are financially interested will be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or because the votes of such director or directors are counted for such purpose, if:

(a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose under the DGCL without counting the votes or consents of such interested directors, all in the manner provided by law;

(b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, all in the manner provided by law; or

(c) the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, a committee, or the stockholders.

ARTICLE IV

OFFICERS

Section 4.1 Officers. The officers of the Corporation shall be a Chief Executive officer, a Chief Financial Officer, one or more Presidents (at the discretion of the Board of Directors), a Treasurer, a Secretary and a Controller. The Corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and any such other officers as may be appointed from time to time in accordance with the provisions of these bylaws. In addition, the Chairman of the Board of Directors, if any, shall exercise powers and perform such other duties as an officer of the Corporation as may be prescribed by the Board of Directors. Any number of offices may be held by the same person. Any office may be unfilled or vacant for any period as the Board of Directors may deem advisable, except as required by law. The officers of the Corporation need not be stockholders of the Corporation nor, other than the Chairman of the Board of Directors, directors of the Corporation.

Section 4.2 Election of Officers. The Board of Directors shall elect the Chief Executive Officer, the Chief Financial Officer and the President (or Presidents if more than one) of the Corporation (each a “Selected Officer”) and may elect any other officer of the Corporation, which officers shall be deemed to have been duly elected. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the Corporation. Vacancies may be filled or new offices created and filled by the Board of Directors.

Section 4.3 Appointment of Subordinate Officers. Unless the Board of Directors otherwise directs, the Chief Executive Officer may appoint such other officers and agents (other than Selected Officers) as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Chief Executive Officer or the Board of Directors, as the case may be, may from time to time determine.

Section 4.4 Removal and Resignation.

(a) Notwithstanding the provisions of any employment agreement, any officer of the Corporation may be removed at any time (i) by the Board of Directors, with or without cause, (ii), in the case of any officer (other than a Selected Officer), unless the Board of Directors otherwise directs, by the

Chief Executive Officer, with or without cause, and (iii) by any other officer of the Corporation upon whom the Board of Directors has expressly conferred the authority to remove another officer, in such case on the terms and subject to the conditions upon which such authority was conferred upon such officer. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal from office, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan or as otherwise required by law.

(b) Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

Section 4.5 Vacancies. Any vacancy occurring in any office because of death, resignation, retirement, disqualification, removal from office or otherwise may be filled as provided in Section 4.2 and/or Section 4.3 of these bylaws.

Section 4.6 Chief Executive Officer. Subject to the powers of the Board of Directors, the Chief Executive Officer shall be responsible for the general management of the business, affairs and property of the Corporation and control over its officers, agents and employees, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws. In the absence of the Chairman of the Board of Directors or if a Chairman of the Board of Directors shall have not been elected, the Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have such other powers and perform such other duties as may be provided in these bylaws.

Section 4.7 Chief Financial Officer. Subject to the powers of the Board of Directors, the Chief Financial Officer shall have the responsibility for the financial affairs of the Corporation and shall exercise supervisory responsibility for the performance of the duties of the Treasurer and the Controller of the Corporation. The Chief Financial Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or these bylaws.

Section 4.8 President. The President(s) of the Corporation, subject to the powers of the Board of Directors and the Chief Executive Officer, shall act in general executive capacity, subject to the supervision and control of the Board of Directors. The President(s) shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or these bylaws.

Section 4.9 Vice President. The Vice President(s) shall have such powers and perform such duties as may be prescribed by the Board of Directors, the Chief Executive Officer, the President(s) or these bylaws.

Section 4.10 Treasurer. The Treasurer shall: (i) have the custody of the corporate funds and securities; (ii) keep full and accurate accounts of receipts and disbursements of the Corporation in books belonging to the Corporation; (iii) cause all monies and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks as may be authorized by the Board of Directors; and (iv) cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements. The Treasurer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or these bylaws.

Section 4.11 Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and, when appropriate, shall cause the corporate seal to be affixed to any instruments executed on behalf of the Corporation. The Secretary shall also perform all duties incident to the office of Secretary and such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, the President(s) or these bylaws.

Section 4.12 Assistant Treasurers. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and functions, exercise the powers and be subject to all of the restrictions of the Treasurer. The Assistant Treasurer(s) shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chief Financial Officer, the Treasurer or these bylaws.

Section 4.13 Assistant Secretaries. The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and functions, exercise the powers and be subject to all of the restrictions of the Secretary. The Assistant Secretary(ies) shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, the Secretary or these bylaws.

Section 4.14 Controller. The Controller shall keep full and accurate account of receipts and disbursements in the books of the Corporation and render to the Board of Directors, the Chairman of the Board, the President or Chief Financial Officer, whenever requested, an account of all his transactions as Controller and of the financial condition of the Corporation. The Controller shall also perform all duties incident to the office of Controller and such other duties as may be assigned to him by the Board of Directors, the Chief Financial Officer or these bylaws.

Section 4.15 Delegation of Duties. In the absence, disability or refusal of any officer of the Corporation to exercise and perform his or her duties, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

STOCK

Section 5.1 Stock Certificates. The shares of capital stock of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may determine by resolution that shares of some or all of any or all classes or series of stock of the Corporation shall be uncertificated and shall not be represented by certificates. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates representing shares of capital stock of the Corporation shall be issued in such form as may be approved by the Board of Directors and shall be signed by (i) the Chairman of the Board of Directors, the President or a Vice President of the Corporation and (ii) the Treasurer or Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. The name of the person or entity to whom the shares are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation.

Section 5.2 Facsimile Signatures. Any and all of the signatures on a certificate representing shares of the Corporation may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 5.3 Special Designations of Shares. Other than with respect to the common stock and 9.00% Cumulative Compounding Preferred Stock, Series A (the “Series A Preferred Stock”), of the Corporation, the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise required by law (including, without limitation, Section 202 of the DGCL), in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights; to the extent the shares are uncertificated, within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send or cause to be sent to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to applicable provisions in the DGCL or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 5.4 Transfers of Stock.

(a) Shares of capital stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney or legal representative duly authorized in writing and, if the shares are represented by certificates, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. For shares of the Corporation’s capital stock represented by certificates, it shall be the duty of the Corporation to issue a new certificate to the person or entity entitled thereto, cancel the old certificate or certificates and record the transaction on its books. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

(b) The Board of Directors shall have the authority to appoint one or more banks or trust companies organized under the laws of the United States or any state thereof to act as its transfer agent or agents or registrar or registrars, or both, in connection with the transfer or registration of any class or series of securities of the Corporation, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

Section 5.5 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates representing one or more shares of capital stock of the Corporation or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person or entity claiming the certificate of stock to be lost, stolen or destroyed or may otherwise require production of such evidence of such loss, theft or destruction as the Board of Directors may in its discretion require. Without limiting the generality of the foregoing, when authorizing such issue of a new certificate or certificates or such uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s duly authorized attorney or legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.6 Dividend Record Date. Subject to the provisions of the Certificate of Incorporation that relate to the dividend record date of the Series A Preferred Stock, in order that the Corporation may determine the stockholders of the Corporation entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights of change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall be determined in the manner set forth in Section 2.13 of these bylaws.

Section 5.7 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person or entity registered on its books as the owner of shares of capital stock of the Corporation to receive dividends and to vote as such owner, to hold liable for calls and assessments on partly paid shares of capital stock of the Corporation a person or entity registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person or entity, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 5.8 Subscriptions for Stock.

(a) Unless otherwise provided for in the subscription agreement, subscriptions for shares of the Corporation shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation.

(b) Upon the face or back of each stock certificate issued to represent any such partly paid shares, and upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Right to Indemnity. Each natural person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including, with respect to any of the foregoing, in relation to a waiver or renouncement of any interest or expectancy of the Corporation in, or being offered to participate in, any business opportunity or opportunities) (other than any action by, or in the right of the Corporation, hereinafter, a “proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation or any of its subsidiaries (an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement) incurred or suffered by such Indemnitee in connection with a proceeding, and such indemnification shall inure to the benefit of such person’s heirs, executors and administrators; provided, however, that, except as provided in Section 6.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee seeking indemnification in connection with a proceeding initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 6.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 6.1, an Indemnitee shall also have the right to be paid by the Corporation for expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition; provided, an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise. In addition, expenses incurred by Indemnitees who are not directors or officers of the Corporation may be subject to other terms and conditions, if any, as the Board of Directors deems appropriate.

Section 6.3 Procedures for Indemnification of Directors and Officers. Any indemnification or advancement of expenses under this Article VI shall be made promptly, and in any event within thirty (30) days, upon the written request of the Indemnitee and delivery of any applicable undertaking, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days. If a determination by the Corporation that the Indemnitee is entitled to indemnification pursuant to this Article VI is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days (or twenty (20) days in the case of a claim for advancement of expenses), the right to indemnification or advancement of expenses as granted by this Article VI shall be enforceable by the Indemnitee in any court of competent jurisdiction. Such Indemnitee’s costs and expenses incurred in connection with successfully establishing the right to indemnification, in whole or in part, in any such action or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the Indemnitee has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the Indemnitee for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL nor an actual determination by the Corporation

(including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise, shall be on the Corporation. It is acknowledged and agreed that the Corporation shall be primarily liable for indemnification and expense advancement obligations to each Indemnitee (notwithstanding any other right to indemnification or advancement of expenses that such Indemnitee may have).

Section 6.4 Requested Services. Any person serving as a director, officer or equivalent executive of (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is owned, directly or indirectly, by the Corporation, or (ii) any employee benefit plan of the Corporation or of any corporation referred to in clause (i), shall be deemed to be doing so at the request of the Corporation for purposes of Section 6.1 of this Article VI.

Section 6.5 Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or this Article VI.

Section 6.6 Employees and Agents. Natural persons who are not covered by the foregoing provisions of this Article VI and who are or were employees, fiduciaries or agents of the Corporation, or who are or were serving at the request of the Corporation as employees, fiduciaries or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors to the fullest extent of this Article VI.

Section 6.7 Contract Rights. The rights conferred under this Article VI shall be deemed to be a contract right between the Corporation and each Indemnitee and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee, fiduciary or agent, or if the relevant provisions of the DGCL or other applicable law cease to be in effect. Such contract right shall vest for each director, officer, employee, fiduciary and agent at the time such person is elected or appointed to such position, and no repeal or modification of this Article VI or any such law shall affect any such vested rights or obligations then existing with respect to any state of facts or proceeding arising after such election or appointment.

Section 6.8 Merger or Consolidation. For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merged in a merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 6.9 Non-Exclusivity of Rights. The rights to indemnification and the advancement of expenses and costs conferred under this Article VI shall not be exclusive of any other right to which those seeking indemnification or advancement of expenses and costs may be entitled under any applicable law, provision of these bylaws, the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts, as and to the extent approved by the Board of Directors, with any or all of its directors or officers respecting indemnification and advances, to the fullest extent not prohibited by the DGCL or by any other applicable law.

Section 6.10 Extension; Adjustments. If the DGCL is amended after the date of these bylaws to authorize corporate action further eliminating or limiting the personal liability of directors or permitting indemnification to a fuller extent, then the liability of a director of the Corporation shall be eliminated or limited, and indemnification shall be extended, in each case to the fullest extent permitted by the DGCL, as so amended from time to time.

Section 6.11 Amendments. No amendment, repeal or modification of, and no adoption of any provision inconsistent with, any provision of this Article VI shall adversely affect any right or protection of a director or officer of the Corporation existing by virtue of this Article VI at the time of such amendment, repeal, modification or adoption.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1 Reliance on Books and Records. Each director of the Corporation, each member of any committee of the Board of Directors and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or documents presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person or entity as to matters which such director or committee member reasonably believes are within such other person’s or entity’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 7.2 Dividends. Subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation (including without limitation Section 3 of Article Five thereof with respect to, among other matters, the priority of dividends on the Series A Preferred Stock), dividends upon the capital stock of the Corporation may be declared by the Board of Directors from time to time at any regular or special meeting of the Board of Directors and may be paid in cash, in property or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any other proper purpose. The Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.3 Corporate Funds; Checks, Drafts or Orders; Deposits. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors. All checks, drafts or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer, officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors from time to time. All funds of the Corporation shall be deposited to the credit of the Corporation under such conditions and in such banks, trust companies or other depositories as the Board of Directors may designate or as may be designated by an officer or officers or agent or agents of the Corporation to whom such power may, from time to time, be determined by the Board of Directors.

Section 7.4 Execution of Contracts and Other Instruments. The Board of Directors, except as otherwise provided in these bylaws or in the Certificate of Incorporation, may authorize from time to time any officer or agent of the Corporation to enter into any contract or to execute and deliver any other instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts, promissory notes and other evidences of indebtedness, deeds of trust, mortgages and corporate instruments or documents requiring the corporate seal, and certificates for shares of stock owned by the Corporation shall be executed, signed or endorsed by the President (or any Vice President) and by the Secretary (or any Assistant Secretary) or the Treasurer (or any Assistant Treasurer). The Board of Directors may, however, authorize any one of these officers to sign any of such instruments, for and on behalf of the Corporation, without necessity of countersignature; may designate officers or employees of the Corporation, other than those named above, who may, in the name of the Corporation, sign such instruments; and may authorize the use of facsimile signatures for any of such persons. No officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for damages, whether monetary or otherwise, for any purpose or for any amount except as specifically authorized in these bylaws or by the Board of Directors or an officer or committee with the power to grant such authority.

Section 7.5 Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile or electronic signatures of any director or officer of the Corporation may be used whenever the signature of a director or officer of the Corporation shall be required, except as otherwise required by law or as directed by the Board of Directors from time to time.

Section 7.6 Fiscal Year. The fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed from time to time, by the Board of Directors.

Section 7.7 Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.8 Voting Securities Owned By the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents, and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President, Treasurer or Secretary, any Vice President, Assistant Treasurer or Assistant Secretary, or any other officer of the Corporation authorized to do so by the Board of Directors. Any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have possessed and exercised if present.

Section 7.9 Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

Section 7.10 Section Headings. Section headings in these bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 7.11 Inconsistent Provisions.

(a) The Shareholders’ Agreement, as attached hereto as Exhibit A, is hereby incorporated by reference and made a part hereof, with the effect that all provisions of the Shareholders’ Agreement relating to matters addressed in, or which could be addressed in, these bylaws, are made a part hereof and shall, for the avoidance of doubt, prevail over and be given effect instead of any other provisions of these bylaws that are inconsistent therewith.

(b) The Certificate of Incorporation shall prevail over and be given effect instead of any provision of these bylaws (including, pursuant to subsection (a) of this Section 7.11, any provision of the Shareholders’ Agreement) that is inconsistent with the Certificate of Incorporation.

ARTICLE VIII

AMENDMENTS

Section 8.1 Amendments. The fact that the power to adopt, amend, alter, or repeal the bylaws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers. Subject to the provisions of the Shareholders’ Agreement (including without limitation Section 2(f) thereof that requires the prior approval of stockholders owning in the aggregate 75% or more of the outstanding shares of common stock of the Corporation to amend, waive, repeal or modify, or add any provisions to, these bylaws, except as specified in the proviso to Section 2(f)(ii)), notwithstanding any other provision of these bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of preferred stock of the Corporation required by law or the Certificate of Incorporation, the affirmative vote of the holders of 75% of the total voting power of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend or repeal, or adopt any provision inconsistent with, Section 2.3, Section 2.5, Section 2.8, Section 2.10, Section 2.14, Section 2.15, Section 2.16, Section 3.2, Section 3.3, Section 3.5, Section 3.11, Article VI or this Section 8.1 of these bylaws.

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